UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 11, 2017

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01     Other Events.

On October 11, 2017, AT&T Inc. ("the Company") provided updated financial information on certain events and trends impacting its third-quarter 2017 results.

The company reiterates its full-year 2017 guidance of mid-single digit adjusted earnings growth, adjusted consolidated operating margin expansion, capital expenditures in the $22 billion range, and free cash flow at the low end of the $18 billion range.

Several devastating hurricanes, as well as earthquakes in Mexico, significantly impacted certain regions of our service area during the third quarter. Damage to our network and other property, costs to restore services, and revenue declines from waived charges will decrease our reported third-quarter 2017 consolidated revenues nearly $90 million and our reported pre-tax earnings about $210 million, or $0.02 per diluted share. We expect further reductions in the fourth quarter as we continue to assess damage to our network and fully restore service.

We also expect to report the following for the third quarter:

•	Nearly 300,000 DIRECTV NOW net adds with total U.S. video subscribers down about 90,000.

o
The video net losses were driven by heightened competition in traditional pay TV markets and over-the-top services, hurricanes and our stricter credit standards. The decline of traditional video subscribers negatively impacts our Entertainment Group revenues and margins, resulting in an adjusted consolidated operating income margin that will be essentially flat versus the year-ago third quarter.

•
The company continued to expand its postpaid smartphone base even as it had nearly 900,000 fewer handset equipment upgrades than in the year-ago third quarter. These lower upgrades will adversely impact wireless equipment revenue. This trend does not affect gross adds and we continue to see low postpaid phone churn levels.

Effective July 1, 2017, we are reporting prepaid Internet of Things (IoT) connections as a separate class within our subscriber categories. These connections primarily relate to customers that actively subscribe for vehicle connectivity. This will result in 97,000 additional prepaid net adds in the quarter with a corresponding decline in connected device net adds. The prepaid subscriber base will be adjusted by an increase of 543,000 connections with a corresponding decline in the connected device subscriber base to reflect subscriber activity prior to the third quarter.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 11, 2017	By: /s/ Debra L. Dial Debra L. Dial Senior Vice President and Controller